As filed with the Securities and Exchange Commission on June 14, 2004

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3432319 (I.R.S. Employer Identification No.)

8 Cambridge Center
Cambridge, Massachusetts 02142
(617) 444-3000
(Address Including Zip Code and Telephone Number, Including
Area Code of Principal Executive Offices)

Second Amended and Restated 1998 Stock Incentive Plan
(Full Title of the Plan)

MELANIE HARATUNIAN
Vice President and General Counsel
8 Cambridge Center
Cambridge, Massachusetts 02142
(617) 444-3000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share	Price	Registration Fee
Common Stock, $0.01 par value per share	7,000,000 shares (1)	$15.38 (2)	$107,660,000 (2)	$13,640.52

(1)	Consists of 7,000,000 shares issuable under the Second Amended and Restated 1998 Stock Incentive Plan, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 10, 2004.

STATEMENT OF INCORPORATION BY REFERENCE
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Wilmer Cutler Pickering Hale
Ex-23.2 Consent of PricewaterhouseCoopers LLP

STATEMENT OF INCORPORATION BY REFERENCE

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-89887, 333-37810 and 333-62072 relating to our Second Amended and Restated 1998 Stock Incentive Plan.

Item 8.   Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 11th day of June, 2004.

AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian
Vice President and General Counsel

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint George H. Conrades, Paul Sagan and Melanie Haratunian, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George H. Conrades George H. Conrades	Chairman of the Board and Chief Executive Officer (Principal executive officer)	June 11, 2004

/s/ Robert Cobuzzi Robert Cobuzzi	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 11, 2004

/s/ Martin M. Coyne II Martin M. Coyne II	Director	June 11, 2004

/s/ C. Kim Goodwin C. Kim Goodwin	Director	June 11, 2004

/s/ Ronald L. Graham Ronald L. Graham	Director	June 11, 2004

/s/ William A. Halter William A. Halter	Director	June 11, 2004

/s/ Peter J. Kight Peter J. Kight	Director	June 11, 2004

F. Thomson Leighton	Director

Frederic V. Salerno	Director

/s/ Naomi O. Seligman Naomi O. Seligman	Director	June 11, 2004

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
***4.1	Specimen common stock certificate
*4.2	Indenture, dated as of December 12, 2003 by and between the Registrant and U.S. Bank National Association
****4.3	Indenture, dated as of June 20, 2000, by and between the Registrant and State Street Bank and Trust Company
*4.4	Registration Rights Agreement, dated as of December 12, 2003, by and between the Registrant and Credit Suisse First Boston LLC
**4.5	Fourth Amended and Restated Registration Rights Agreement dated September 20, 1999
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney (included on the signature page of this Registration Statement)

*	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2003.

**	Incorporated by reference to the Registrant’s Form S-1, as amended, filed with the Commission on September 27, 1999.

***	Incorporated by reference to the Registrant’s Form S-1, as amended, filed with the Securities and Exchange Commission on October 13, 1999.

****	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2000.